UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2010

Surrey Bancorp

(Exact name of registrant as specified in its charter)

North Carolina	000-50313	59-3772016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

145 North Renfro Street, Mt. Airy, North Carolina 27030

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (336) 783-3900

Former name or former address, if changed since last report N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 29, 2010, Surrey Bancorp, a North Carolina corporation (the “Company”) announced that it had repurchased all of its remaining outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series B and Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the “Preferred Stock”), which was issued by the Company to the United States Department of the Treasury in January 2009 pursuant to the Capital Purchase Program established under the Troubled Asset Relief Program, for an aggregate purchase price of $2.1 million, including approximately $13 thousand of accrued and unpaid dividends. The Company funded the repurchase of the Preferred Stock primarily with cash on hand and the approximately $1.28 million of gross proceeds received on December 1, 2010 upon the completion of its private placement of 181,154 shares of its Series D Preferred Stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Surrey Bancorp has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Surrey Bancorp

January 4, 2011	By:	/s/ Mark H. Towe
	Name:	Mark H. Towe
	Title:	Senior Vice President and Chief Financial Officer